CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Kinetics Portfolios Trust for The Multi-Disciplinary Portfolio a series of shares of Kinetics Portfolios Trust.

       /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 7, 2008